Exhibit 23(b) – Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements Nos. 333-04367, 333-42506, 333-04365, 333-122282, 333-04369, 333-122283, 333-179138, 333-201706 and 333-220893, 333-251572, 333-258019, 333-258017, 333-258170 on Form S-8, No. 333-220892 on Form S-3 and No. 333-256401 on Form S-4 of Herman Miller, Inc. of our report dated July 30, 2019, with respect to the consolidated financial statements and schedule of Herman Miller, Inc. included in this Amendment No. 1 to Annual Report (Form 10-K/A) for the fiscal year ended May 29, 2021.

/s/ Ernst & Young LLP

Grand Rapids, Michigan
June 10, 2022